SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: March 8, 2006
                 Date of Earliest Event Reported: March 3, 2006
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                            NATURAL GAS SYSTEMS, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                  0-27862                                41-1781991
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         (Commission File Number)           (I.R.S. Employer Identification No.)

820 Gessner, Suite 1340, Houston, Texas                     77024
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(Address of Principal Executive Offices)                  (Zip Code)

                                 (713) 935-0122
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)

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TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01 Financial Statements and Exhibits

Signatures

Item 1.01. Entry into a Material Definitive Agreement

Subordinated Promissory Note Loan Agreement with Laird Cagan

      On March 3, 2006, Natural Gas Systems, Inc. ("NGS" or the "Company") entered into a subordinated loan agreement with Laird Q. Cagan whereby Mr. Cagan loaned the Company $250,000 (the "Subordinated Note"). The Subordinated Note has a one year term and accrues interest at 10%, payable at maturity. The Subordinated Note also has certain acceleration provisions in the event the Company raising additional capital in excess of $2 million and is subject and subordinated to the Company's previous senior secured loan agreement with Prospect Energy Corporation, dated February 2, 2005, as amended, totaling $5,000,000. The proceeds of the Subordinated Loan are intended for general working capital purposes. As previously reported, Laird Q. Cagan, the Company's Chairman of the Board, also acts the Company's non-exclusive placement agent for capital raising services through Chadbourn Securities, Inc.

      The foregoing description is qualified by reference to Exhibit 10.1 to this Current Report on Form 8-K, which Exhibit is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

      (c)   Exhibits.

      The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.       Description

10.1 Subordinated Promissory Note, dated March 3, 2006, between Natural Gas Systems, Inc. and Laird Q. Cagan

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NATURAL GAS SYSTEMS, INC.


Date: March 8, 2006                   By: /s/ Robert Herlin
                                          -----------------
                                          Robert Herlin, Chief Executive Officer